EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2024 First Quarter Results

STAMFORD, Conn., Feb. 07, 2024 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2024 first quarter, the three month period ended December 31, 2023.

Three Months Ended December 31, 2023 Compared to the Three Months Ended December 31, 2022
For the fiscal 2024 first quarter, Star reported an 18.5 percent decrease in total revenue to $528.1 million compared with $648.2 million in the prior-year period, reflecting both a decline in volume sold and lower selling prices for petroleum products. The volume of home heating oil and propane sold during the fiscal 2024 first quarter decreased by 9.1 million gallons, or 10.2 percent, to 80.1 million gallons, as the additional volume provided from acquisitions and other factors was more than offset by the impact of warmer weather and net customer attrition. Temperatures in Star's geographic areas of operation for the three months ended December 31, 2023 were 9.6 percent warmer than the three months ended December 31, 2022 and 13.8 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Selling prices decreased largely due to a decline in wholesale product cost of $0.6605 per gallon, or 19.7 percent.

Star’s net income decreased by $0.6 million in the quarter, to $13.0 million, as an unfavorable non-cash change in the fair value of derivative instruments of $1.4 million and higher depreciation and amortization expense of $0.6 million more than offset lower interest expense of $1.1 million and a $0.3 million decrease in income tax expense.

The Company reported first quarter Adjusted EBITDA (a non-GAAP measure defined below) of $49.0 million, virtually unchanged from the prior year’s period, as an increase in home heating oil and propane per-gallon margins, higher service and installation profitability and lower operating costs almost entirely offset the decline in home heating oil and propane volume of 10.2 percent.

“The beginning of fiscal 2024 has provided both challenges and opportunities, which we believe we have navigated well,” Jeff Woosnam, Star Group’s President and Chief Executive Officer. “While product costs declined, providing relief to customers, warmer temperatures resulted in lower demand and, thus, reduced overall volumes. New customer additions were also down from the extraordinary levels we experienced during the first quarter of fiscal 2023, due in part to the mild weather but also the result of much different market conditions, resulting in lower lead activity. However, by employing strong cost discipline, a weather hedge benefit, and achieving higher per-gallon margins, Adjusted EBITDA was nearly equivalent to the prior-year period. In addition, we closed on two strategic acquisitions after the end of the quarter, in February. Both are located on Long Island and further strengthen our presence in that market.”

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, February 8, 2024. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2023. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
(in thousands)	2023	2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$19,925	$45,191
Receivables, net of allowance of $8,074 and $8,375, respectively	187,122	114,079
Inventories	84,033	56,463
Fair asset value of derivative instruments	—	10,660
Prepaid expenses and other current assets	38,409	28,308
Total current assets	329,489	254,701
Property and equipment, net	105,158	105,404
Operating lease right-of-use assets	87,725	90,643
Goodwill	262,347	262,103
Intangibles, net	73,969	76,306
Restricted cash	250	250
Captive insurance collateral	72,020	70,717
Deferred charges and other assets, net	13,981	15,354
Total assets	$944,939	$875,478
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$45,881	$35,609
Revolving credit facility borrowings	51,877	240
Fair liability value of derivative instruments	14,832	118
Current maturities of long-term debt	20,625	20,500
Current portion of operating lease liabilities	17,923	18,085
Accrued expenses and other current liabilities	118,382	115,606
Unearned service contract revenue	75,371	63,215
Customer credit balances	90,916	111,508
Total current liabilities	435,807	364,881
Long-term debt	123,258	127,327
Long-term operating lease liabilities	74,752	77,600
Deferred tax liabilities, net	24,172	25,771
Other long-term liabilities	16,298	16,175
Partners’ capital
Common unitholders	288,789	281,862
General partner	(4,831)	(4,615)
Accumulated other comprehensive loss, net of taxes	(13,306)	(13,523)
Total partners’ capital	270,652	263,724
Total liabilities and partners’ capital	$944,939	$875,478

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(in thousands, except per unit data - unaudited)	2023	2022
Sales:
Product	$448,550	$569,929
Installations and services	79,546	78,258
Total sales	528,096	648,187
Cost and expenses:
Cost of product	303,338	419,093
Cost of installations and services	75,107	76,543
(Increase) decrease in the fair value of derivative instruments	19,030	17,636
Delivery and branch expenses	94,364	97,936
Depreciation and amortization expenses	8,386	7,837
General and administrative expenses	7,021	6,856
Finance charge income	(771)	(1,319)
Operating income	21,621	23,605
Interest expense, net	(3,218)	(4,274)
Amortization of debt issuance costs	(250)	(329)
Income before income taxes	18,153	19,002
Income tax expense	5,174	5,463
Net income	$12,979	$13,539
General Partner’s interest in net income	118	122
Limited Partners’ interest in net income	$12,861	$13,417

Per unit data (Basic and Diluted):
Net income available to limited partners	$0.36	$0.37
Dilutive impact of theoretical distribution of earnings	0.04	0.04
Basic and diluted income per Limited Partner Unit:	$0.32	$0.33

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	35,593	35,916

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended December 31,
(in thousands)	2023	2022
Net income	$12,979	$13,539
Plus:
Income tax expense	5,174	5,463
Amortization of debt issuance costs	250	329
Interest expense, net	3,218	4,274
Depreciation and amortization	8,386	7,837
EBITDA	30,007	31,442
(Increase) / decrease in the fair value of derivative instruments	19,030	17,636
Adjusted EBITDA	49,037	49,078
Add / (subtract)
Income tax expense	(5,174)	(5,463)
Interest expense, net	(3,218)	(4,274)
Provision for losses on accounts receivable	649	1,046
Increase in accounts receivables	(73,590)	(115,164)
Increase in inventories	(26,805)	(28,717)
Decrease in customer credit balances	(21,852)	(14,700)
Change in deferred taxes	(1,591)	(1,224)
Change in other operating assets and liabilities	22,236	26,677
Net cash used in operating activities	$(60,308)	$(92,741)
Net cash used in investing activities	$(5,875)	$(2,086)
Net cash provided by financing activities	$40,917	$102,798

Home heating oil and propane gallons sold	80,100	89,200
Other petroleum products	32,400	35,600
Total all products	112,500	124,800

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com